Exhibit 10.5

(Local Currency—Single Jurisdiction)

SCHEDULE

to the

1992 ISDA Master Agreement

dated as of July 17, 2012, between

SUNTRUST BANK (“Party A”)	and	MALIBU BOATS, LLC (“Party B”)

Part 1.	Termination Provisions.

(a)	“Specified Entity” means, in relation to Party A, not applicable and, in relation to Party B, for the purposes of Sections 5(a)(v), (vi), and (vii), and Section 5(b)(ii) of this Agreement, any Affiliate of Party B.

(b)	“Specified Transaction” will have the meaning specified in Section 12 of this Agreement.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B.

“Specified Indebtedness” will have the meaning specified in Section 12 of this Agreement, but, with respect to Party A, will not include indebtedness in respect of deposits received in the ordinary course of its banking business.

“Threshold Amount” means, for purposes of Section 5(a)(vi) of this Agreement (a) with respect to Party A, an amount equal to three percent (3%) of its Shareholders’ Equity and (b) with respect to Party B, an amount equal to $0.00.

“Shareholders’ Equity” means with respect to any entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

“Loan Agreement” means any existing or future agreement or instrument relating to any loan, extension of credit or financial accommodation (i) from Party A (or any of its Affiliates) to Party B (whether or not anyone else is a party thereto), (ii) from the lenders(s) party thereto, other than Party A, that Party B wholly or partially hedges with a Transaction, or (iii) that is designated as a “Loan Agreement” in a Confirmation.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(ii) will apply to Party A and Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

(i)	Loss will apply.

(ii)	The Second Method will apply.

(g) “Additional Termination Event” will apply. Each of the following will constitute an Additional Termination Event:

(i)	if the indebtedness under the Loan Agreement is (for whatever reason, in whatever manner) repaid in part (except with respect to any scheduled amortization) or in full;

(ii)	if Party A is no longer a party to the Loan Agreement (to which it was at one time a party);

For the purpose of the foregoing Additional Termination Event(s), the sole Affected Party will be Party B and all Transactions shall be Affected Transactions.

Part 2.	Agreement to Deliver Documents.

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Certified copies of all corporate or partnership authorizations, as the case may be, and any other documents with respect to the execution, delivery and performance of this Agreement, any Confirmation and any Credit Support Document	Upon execution and delivery of this Agreement or otherwise upon request	Yes

Party A and Party B	Certificate of authority and specimen signatures of individuals executing this Agreement, any Confirmation and any Credit Support Document	Upon execution and delivery of this Agreement or otherwise upon request	Yes

Party B	The Credit Support Document(s), if any, listed in Part 3 of this Schedule	Upon execution and delivery of this Agreement	Yes

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Any such document as Party A may reasonably request in connection with this Agreement, including with respect to the condition, financial or otherwise, of Party B’s operations	Within one Local Business Day of a request therefor by Party A	No

Part 3.	Miscellaneous.

(a)	Notices.

(i)	Notice Details. For purposes of Section 10(a) of this Agreement:

The address for notice or communication to Party A is:

SunTrust Bank

Financial Risk Management, Operations

3333 Peachtree Road, N.E.

11th Floor, Center Code 3913

Atlanta, GA 30326

Tel: 404-926-5821

Fax: 404-926-5826

E-mail: DerivOps@SunTrust.com

The address for notice or communication to Party B is:

Malibu Boats, LLC

Attn: CFO

5075 Kimberly Way

Loudon, TN 37774

Tel: 865-458-7239

(ii)	Amendment of Section 10 (Notices). Section 10(a)(i) of this Agreement is hereby amended by adding the words “or its delivery is attempted” at the end thereof.

(b)	Calculation Agent. The Calculation Agent is Party A.

(c)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: The party, as of any particular time, whose undertakings or assets under the Credit Support Document secure the timely performance of Party B’s obligations under this Agreement.

(d)	Credit Support Document.

Credit Support Document means in relation to Party A: Not applicable.

Credit Support Document means in relation to Party B: Any guaranty, letter of credit, credit agreement, security agreement, mortgage, deed of trust, pledge agreement, assignment agreement, investment agreement, surety bond, or other credit enhancement device, or any combination thereof issued to secure or otherwise support the timely performance of Party B’s obligations under this Agreement, including, without limitation, any amendments, supplements, restatements, or other modifications, or any substitutions or replacements thereto to which Party A has consented in writing.

(e)	Governing Law. Section 11(a) of this Agreement is hereby deleted in its entirety and replaced by the following:

“(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, but giving effect to Section 5-1401 of New York’s General Obligations Law.”

(f)	Jurisdiction. Section 11(b) of this Agreement is hereby deleted in its entirety and replaced by the following:

“(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)	submits to the exclusive jurisdiction of any Federal and/or state court located in the State of Georgia (including without limitation the Business Case Division of the Fulton County Superior Court, if applicable) and any appellate court from any thereof; and

(ii)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.”

Part 4.	Other Provisions.

(a)	Section 3(a) of this Agreement is amended by (i) deleting the word “and” at the end of clause (iv); (ii) replacing the period at the end of clause (v) with a semicolon and (iii) inserting the following additional representations:

“(vi) Eligible Contract Participant. It is an “eligible contract participant” as defined in the Commodity Exchange Act and any rules thereunder, each as amended from time to time;

(vii) Line of Business. It has entered into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with its line of business;

(viii) Individually Negotiated. This Agreement and each Transaction is subject to individual negotiation by each party; and

(ix) No Trading Facilities. Neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.”

(b)	Section 3 is hereby amended by adding the following section (e) at the end thereof:

“(e)	Relationship Between Parties. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii) Status of Parties. THE OTHER PARTY IS NOT ACTING AS AN AGENT, FIDUCIARY OR ADVISOR FOR IT IN respect OF THAT TRANSACTION.”

(c)	Recording of Conversations. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, and (iii) agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording.

(d)	Set Off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

“(f) Set-Off. Any amount payable hereunder (“Early Termination Amount”), in circumstances where an Event of Default has occurred with respect to the Defaulting Party or a Termination Event has occurred pursuant to Section 5(b)(ii) (Credit Event Upon Merger) or Section 5(b)(iii) (Additional Termination Event) with respect to the Affected Party (in either case, “Party X”), will, at the option of the Non-defaulting Party or the party that is not the Affected Party (“Party Y”), and without prior notice to Party X, be reduced by its set off against any other amounts (“Other Amounts”) payable by X to Y or its affiliates (where the Early Termination Amount is payable by Y to X) or by Y or its affiliates to X (where the Early Termination Amount is payable by X to Y) (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. Party Y will give notice to Party X of any set off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted at Party Y’s option into the currency in which the other set off amount is denominated at the rate of exchange at which Party Y would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, Party Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

This provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(e)	USA PATRIOT ACT Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56, signed into law October 26, 2001, and hereinafter referred to as the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B, and such other information as will allow Party A to identify Party B in accordance with the Act.

(f)	Debit and Credit Authorization. Party B hereby authorizes Party A to debit and credit the account specified in the Confirmation (or otherwise notified from Party B to Party A) for all payments owing by Party B to Party A or by Party A to Party B, respectively, in respect of all Transactions hereunder including, for the avoidance of doubt, payments owing pursuant to Section 2(a) and Section 6(e) of this Agreement.

(g)	FDIC. Party B acknowledges that Transactions are not insured by the Federal Deposit Insurance Corporation.

(h)	Party B Acknowledgments.

(i) Independent Obligations. Although Party B may be entering into one or more Transactions under this Agreement to hedge the interest expense of, or other risk associated with, an existing or future loan or other financing, including under any Loan Agreement (each, a “Loan”), Party B hereby acknowledges that this Agreement and each Transaction are independent obligations of Party B separate from any obligations Party B may have with respect to any such Loan and therefore:

(A) each party’s obligations under this Agreement and any Transaction shall not be contingent on whether any Loan is obtained, extended or renewed;

(B) subject to the following paragraph, any repayment, acceleration, satisfaction, discharge or release of, and any amendment, modification or waiver with respect to, any Loan, whether in whole or in part, at any time, shall not in any way affect either party’s obligations under this Agreement or any Transaction;

(C) payments that become due under this Agreement and any Transaction shall become due whether or not (1) the Notional Amount of any Transaction at any time is different from the principal amount of any Loan, (2) the Termination Date of any Transaction occurs before or after the maturity date of any Loan, or (3) any other terms of any Loan differ from the terms of this Agreement or any Transaction;

(D) nothing in this Agreement (including any Confirmation) is or shall be construed as a commitment to lend;

(E) nothing in this Agreement (including any Confirmation) is or shall be construed as a prepayment penalty, charge or premium for purposes of any Loan, nor shall any terms of any Loan be deemed a waiver of or otherwise impair any right under this Agreement or any Transaction, including any right to receive payment of any amount due; and

(F) if Party B at any time receives from Party A (or any of its affiliates) any payoff statement or any written statement regarding any Loan, nothing in such statement shall be deemed to apply to this Agreement or any Transaction except as otherwise expressly provided in that statement and then only to the extent so provided.

Nothing in the preceding paragraph above shall be construed as impairing or limiting: any set-off rights; any cross default, credit support default, termination or other provisions contained in this Agreement (including any Confirmation) to the extent such provisions refer to any repayment or acceleration of any Loan; any rights or obligations under any credit support documents; or any obligations of Party B under any covenant incorporated into this Agreement by reference from any loan or other financing agreement.

(ii) Obligations Upon Early Termination of Transaction(s). Party B hereby acknowledges that:

(A) the terms under which any Transaction may be terminated early are set forth in this Agreement (including any Confirmation) and any early termination of a Transaction other than pursuant to this Agreement (including any Confirmation) shall be subject to mutual agreement of the parties, the terms of which may require one party to pay to the other an amount based upon market conditions at the time of such early termination; and

(B) if at any time any existing or future collateral or other credit support secures or otherwise supports both this Agreement (and any Transaction hereunder) and any Loan (whether this Agreement or any Transaction hereunder is specifically identified in the collateral or other credit support documents or instead is referred to generically), Party A (or its agent) shall not be obligated to release such collateral or other credit support, and such collateral or other credit support shall continue to secure or otherwise support Party B’s obligations under this Agreement (and any Transaction hereunder), until such time as all obligations of Party B hereunder are completely satisfied notwithstanding any repayment, acceleration, discharge or release of any Loan.

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

SUNTRUST BANK		MALIBU BOATS, LLC

By:	/s/ Tracy T. Moore	By:	/s/ Wayne Wilson
Name:	Tracy T. Moore	Name:	Wayne Wilson
Title:	Vice President	Title:	CFO